UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 29, 2010

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-18590	84-1133368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

Strategic Investment

            On October 29, 2010, Good Times Restaurants Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Small Island Investments Limited, a Bermuda corporation (the "Investor"), under which the Company has agreed to sell, and the Investor has agreed to purchase, 4,200,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a purchase price of $0.50 per share, or an aggregate purchase price of $2,100,000.  As described below, the closing of the investment transaction (the "Investment Transaction") under the Purchase Agreement (the "Closing") is subject to the receipt of stockholder approval of the Investment Transaction and a reverse split of the Common Stock to take effect after the Closing.  The Company expects the Closing to occur by November 30, 2010.  Upon the Closing, the Investor will become the beneficial owner of approximately 51.4 percent of the outstanding Common Stock of the Company.

            The Investor is a Bermuda corporation based in Boston, Massachusetts.  The Investor is an affiliate of a company that owns and operates three restaurant brands operating in Canada and the United States generating approximately $75 million in annual revenues.

            The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.  Effective on the Closing, the Company will enter into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investor, pursuant to which the Company will grant to the Investor certain registration rights with respect to the Shares after the Closing.

            A copy of the Company's November 3, 2010 press release announcing the Investment Transaction is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.  Each of the material agreements relating to the Investment Transaction is summarized below.  The summaries below do not purport to be complete and are qualified in their entirety by the full text of the related agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

            Securities Purchase Agreement

            As described above, on October 29, 2010, the Company and the Investor entered into the Purchase Agreement, under which the Company has agreed to sell, and the Investor has agreed to purchase, 4,200,000 Shares of the Company's Common Stock, at a purchase price of $0.50 per share.  The Purchase Agreement contains customary representations and warranties by the Company, which are in certain cases modified by "materiality" and "knowledge" qualifiers.

            The Purchase Agreement was subject to the Investor's further financial, legal and other due diligence examination of the Company, GTDT and the Investment Transaction.  On November 1, 2010, the Investor notified the Company in writing of its successful completion of due diligence.

            The Purchase Agreement provides that the obligation of the Investor to complete the purchase of the Shares at the Closing is subject to certain conditions (which may be waived by the Investor), including:

            (i)  that the Registration Rights Agreement has been duly executed by the Company and delivered to the Investor;

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            (ii) that the representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects (or true and correct in all respects as to representations and warranties which are qualified by materiality) as of the Closing as though made on and as of such date;

            (iii) that the Company has received all consents, waivers, authorizations and approvals from third parties necessary in connection with the Investment Transaction;

            (iv)  that the Company's stockholders have approved and authorized the Investment Transaction and related matters, including a reverse split of the Company's Common Stock to be effected after the Closing;

            (v)  that the Company has received the resignations of four of its current directors, including the current Chairman of the Board and one member of the Audit Committee, and that the Board of Directors has taken all action necessary to fill the resulting four vacancies with the Investor's designees effective upon the Closing; and

            (vi)  that the Company has adopted a new management incentive program, in a form satisfactory to the Investor, to apply from and after the Closing.

            The Company has agreed to indemnify the Investor (and certain "Investor Parties" as defined in the Purchase Agreement) for all liabilities, losses or damages as a result of or relating to any breach of any representations, warranties, covenants or agreements made by the Company in the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement provides that after the Closing, for so long as the Investor holds at least 50 percent of the Company's outstanding Common Stock, (i) the Company's Board of Directors shall consist of no more than seven members, and (ii) the Investor with have the right to designate four members of the Board.  In addition, the Purchase Agreement provides that for a period of three years following the Closing, as long as the Investor continues to own at least 80 percent of the Shares, the Investor will have a right of first refusal to purchase additional securities which are offered and sold by the Company for the purpose of maintaining its percentage interest in the Company.

The Purchase Agreement may be terminated at any time prior to the Closing only as follows:

•         by the Investor or the Company, if the Closing has not occurred by November 30, 2010, provided that the right to terminate shall not be available to either party whose failure to perform its obligations under the Purchase Agreement is the primary cause of the failure of the Closing to have occurred by such date;

•         by the Investor or the Company, if the Company's stockholders do not vote to approve the Investment Transaction;

•         at any time by mutual agreement of the Company and the Investor;

•         by either the Company or the Investor, if there has been a material breach of any representation, warranty, covenant or obligation of the other party contained in the Purchase Agreement, which has not been cured within 15 days after notice thereof; or

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•         by the Company, if the Company has received an alternative proposal which the Board of Directors determines in its good faith judgment (after consultation with the Company's outside legal counsel and independent financial advisor) to be on terms superior in value from a financial point of view to the Company's stockholders than the Investment Transaction and reasonably capable of being completed, in which case the Company has agreed to pay to the Investor a termination fee of $150,000.

            A copy the Purchase Agreement dated October 29, 2010 is attached as Exhibit 10.1 to this Current Report on Form 8-K.

            Registration Rights Agreement

            The disclosure required by Item 1.01 in connection with the Registration Rights Agreement is included in Item 3.02 below and is hereby incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities.

            Private Placement of Securities

            As set forth above, pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Investor at the Closing 4,200,000 Shares of its Common Stock.  The Investor has represented that it is an accredited investor, as such term is defined Rule 501 of Regulation D promulgated under the Securities Act.  The Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable federal and state registration requirements.  The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the Investment Transaction.

            Registration Rights Agreement

            Effective at the Closing, the Company will enter into the Registration Rights Agreement with the Investor, pursuant to which the Company will grant the Investor certain registration rights with respect to the Shares.  The Company has agreed to pay all expenses associated with the registration of the Shares, including the fees and expenses of counsel to the Investor.  The Company has also agreed to indemnify the Investor, and its officers, directors, members, investors, employees and agents, successors and assigns, and each other person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations.

            Additional information regarding the Shares and the Investment Transaction is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

            The form of Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 5.01         Change in Control of Registrant.

            As set forth above, pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Investor at the Closing 4,200,000 Shares of its Common Stock.  If the Investment Transaction is consummated, the Investor will become the beneficial owner of approximately 51.4 percent of the outstanding Common Stock of the Company.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            As described above, under the Purchase Agreement, it is a condition to the Closing that the Company shall have received the resignations of four of its current directors, including the current Chairman of the Board and one member of the Audit Committee, in order that the Investor can designate four directors to fill the resultant vacancies.  Richard J. Stark, Alan A. Teran, Ron Goodson and David Grissen have indicated to the Company that they intend to resign as directors effective upon the Closing of the Investment Transaction to fulfill the closing condition set forth in the Purchase Agreement and not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  Eric W. Reinhard has agreed to step down as Chairman of the Board effective upon the Closing to fulfill the condition set forth in the Purchase Agreement but he will continue as a director of the Company following the Closing.  As set forth in the Purchase Agreement, effective upon the Closing, the Board of Directors intends to designate four persons designated by the Investor as members of the Board to fill the vacancies resulting from the resignations of Messrs. Stark, Teran, Goodson and Grissen.

Item 8.01         Other Events

            As set forth above, on November 3, 2010, the Company issued a press release announcing the execution of the Purchase Agreement and the Investment Transaction.  A copy of the Company's press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description
4.1	Form of Registration Rights Agreement.
10.1	Securities Purchase Agreement between the Company and Small Island Investments Limited, dated October 29, 2010.
99.1	Company Press Release dated November 3, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.
Date: November 3, 2010	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

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